Exhibit 99.1

PRESS RELEASE

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	August 8, 2024 For Immediate Release

Ingles Markets, Incorporated Reports Results for Third Quarter

and First Nine Months of Fiscal 2024

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the three and nine months ended June 29, 2024.

Robert P. Ingle II, Chairman of the Board, stated, “We continue to stay focused on our goal of providing excellent customer service and products at affordable prices. We would like to thank all our associates for their hard work and dedication.”

Third Quarter Results

Net sales totaled $1.39 billion for the quarter ended June 29, 2024, compared with $1.43 billion for the quarter ended June 24, 2023.

Gross profit for the third quarter of fiscal 2024 totaled $329.8 million, or 23.7% of sales. Gross profit for the third quarter of fiscal 2023 was $338.1 million, or 23.6% of sales.

Operating and administrative expenses for the third quarter of fiscal 2024 totaled $286.3 million compared with $270.9 million for the third quarter of fiscal 2023.

Interest expenses totaled $5.4 million for the third quarter of fiscal 2024 and for the third quarter of fiscal 2023.

Net income totaled $31.7 million for the third quarter of fiscal 2024, as compared with $48.3 million for the third quarter of fiscal 2023. Basic and diluted earnings per share for Class A Common Stock were $1.71 and $1.67, respectively, for the quarter ended June 29, 2024, as compared with $2.60 and $2.54, respectively, for the quarter ended June 24, 2023. Basic and diluted earnings per share for Class B Common Stock were each $1.55 for the quarter ended June 29, 2024, as compared with $2.36 for the quarter ended June 24, 2023.

Nine Month Results

Net sales totaled $4.24 billion for the nine months ended June 29, 2024, as compared with $4.31 billion for the nine months ended June 24, 2023.

Gross profit for the nine months ended June 29, 2024, totaled $1.00 billion, or 23.6% of sales. Gross profit for the nine months ended June 24, 2023, totaled $1.04 billion, or 24.0% of sales.

Operating and administrative expenses totaled $860.8 million for the nine months ended June 29, 2024, as compared to $816.0 million for the nine months ended June 24, 2023.

Interest expenses totaled $16.7 million for the nine-month period ended June 29, 2024, and $16.1 million for the nine-month period ended June 24, 2023.

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PRESS RELEASE

Net income totaled $107.0 million for the nine-month period ended June 29, 2024, compared with $158.2 million for the nine-month period ended June 24, 2023. Basic and diluted earnings per share for Class A Common Stock were $5.76 and $5.63, respectively, for the nine months ended June 29, 2024, as compared with $8.51 and $8.33, respectively, for the nine months ended June 24, 2023. Basic and diluted earnings per share for Class B Common Stock were each $5.23 for the nine months ended June 29, 2024, as compared with $7.74 of basic and diluted earnings per share for the nine months ended June 24, 2023.

Capital expenditures for the June 2024 nine-month period totaled $143.0 million, compared with $137.1 million for the June 2023 nine-month period. Capital expenditures for the entire fiscal year 2024 are expected to be approximately $170 million to $190 million.

The Company currently has no outstanding borrowings under its $150.0 million line of credit. The Company believes its financial resources, including its line of credit and other internal and external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 198 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

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PRESS RELEASE

INGLES MARKETS, INCORPORATED

(Amounts in thousands except per share data)

Unaudited Financial Highlights

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	June 29,	June 24,	June 29,	June 24,
	2024	2023	2024	2023

Net sales	$1,393,539	$1,433,869	$4,242,081	$4,307,787
Gross profit	329,758	338,101	1,000,444	1,035,196
Operating and administrative expenses	286,250	270,911	860,839	815,981
Gain from sale or disposal of assets	643	116	8,982	1,493
Income from operations	44,151	67,306	148,587	220,708
Other income, net	3,554	2,115	10,542	5,291
Interest expense	5,359	5,442	16,653	16,133
Income tax expense	10,624	15,719	35,462	51,695
Net income	$31,722	$48,260	$107,014	$158,171

Basic earnings per common share – Class A	$1.71	$2.60	$5.76	$8.51
Diluted earnings per common share – Class A	$1.67	$2.54	$5.63	$8.33
Basic earnings per common share – Class B	$1.55	$2.36	$5.23	$7.74
Diluted earnings per common share – Class B	$1.55	$2.36	$5.23	$7.74

Additional selected information:
Depreciation and amortization expense	$29,509	$28,847	$87,532	$86,817
Rent expense	$2,534	$2,532	$7,591	$7,861

Condensed Consolidated Balance Sheets (Unaudited)

	June 29,	Sept. 30,
	2024	2023
ASSETS
Cash and cash equivalents	$354,759	$328,540
Receivables-net	99,610	107,571
Inventories	483,546	493,860
Other current assets	24,797	22,586
Property and equipment-net	1,497,177	1,431,872
Other assets	85,833	89,417
TOTAL ASSETS	$2,545,722	$2,473,846

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,521	$17,527
Accounts payable, accrued expenses and current portion of other long-term liabilities	304,858	313,007
Deferred income taxes	65,187	67,187
Long-term debt	518,349	532,632
Other long-term liabilities	85,973	84,521
Total Liabilities	991,888	1,014,874
Stockholders' equity	1,553,834	1,458,972
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,545,722	$2,473,846

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